UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2006

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18369	61-1162263
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

999 Broadway, Suite 400 Saugus, MA 01906
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (781) 231-7575

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 –  Entry a Material Definitive Agreement.

On March 17, 2006, Boston Restaurant Associates, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Dolphin Direct Equity Partners, LP (“Dolphin”) and Braidol Acquisition Corp., a wholly-owned subsidiary of Dolphin (“Merger Sub”), whereby Merger Sub will merge (the “Merger”) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, with the potential exception of the shares of common stock held by George R. Chapdelaine, Fran V. Ross, Anthony Buccieri, and John P. Polcari Jr. (collectively, the “Contributing Stockholders”), would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Each of the Contributing Stockholders is either an executive officer of the Company or a member of the board of directors of the Company or both. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible into immediately prior to the Merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. The Company is required to pay certain of Dolphin’s expenses.

As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a  46.9 % beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp., an affiliate of Dolphin, and its related companies.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC, when they become available, at the SEC’s web site at http://www.sec.gov. The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on August 8, 2005 and July 22, 2005, respectively) and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01 – Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON RESTAURANT ASSOCIATES, INC.

March 22, 2006	By:	/s/	George R. Chapdelaine

	Name:		George R. Chapdelaine

	Title:		President and Chief Executive Officer

Boston Restaurant Associates, Inc.

Exhibit Index

10.1         Agreement and Plan of Merger by and among Boston Restaurant Associates, Inc.,  Dolphin Direct Equity Partners, LP and Braidol Acquisition Corp., dated as of March 16, 2006.